Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142271) and Form S-3 (No. 333-142278) of DCP Midstream Partners, LP of our report dated March 5, 2007, with respect to the consolidated financial statements of Discovery Producer Services LLC, included in the Current Report (Form 8-K) dated January 15, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
January 11, 2008